UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2011

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No.       000-52613

Oklahoma	34-1991436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Trinity Life Insurance Company (“Trinity Life”) and Family Benefit Life Insurance Company (“Family Benefit Life”) jointly announced on October 20, 2011 the signing of a transaction agreement for Trinity Life to acquire for cash all of the issued and outstanding common shares of Family Benefit Life from its shareholders.  The transaction price per share will be based on Family Benefit Life’s statutory capital and surplus (presented in accordance with statutory accounting principles) as of September 30, 2011 and number of common shares issued and outstanding as of September 30, 2011 plus a premium of approximately $3.7 million.  The transaction is subject to the completion of due diligence, the continuation of Family Benefit Life’s business in the ordinary course and certain other conditions.  Closing is anticipated to occur in December 2011.

Family Benefit Life is a Missouri domiciled life insurance company located in Jefferson City, Missouri with statutory admitted assets of over $61.0 million.  It is licensed to conduct it insurance business in Arizona, Colorado, Kansas, Missouri, Nebraska, New Mexico and Oklahoma.

Trinity Life, a wholly owned subsidiary of First Trinity Financial Corporation (“First Trinity”) and located in Tulsa, Oklahoma, is domiciled in Oklahoma and is licensed to conduct its insurance business in Kentucky, Illinois, Kansas, Nebraska, North Dakota, Ohio, Oklahoma and Texas.

First Trinity is a financial holding company located in Tulsa, Oklahoma with assets of over $70.0 million.

The purchase agreement between Trinity and Family Benefit Life is filed as Exhibit 10.2 to this report on Form 8-K and incorporated herein by reference.

First Trinity issued a press release on October 20, 2011, announcing the transaction which is filed as Exhibit 99.15 to this report on Form 8-K and incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

This disclosure contains certain forward-looking statements and information relating to First Trinity that are based on the beliefs of our management as well as assumptions made by, and information currently available to, the Company.  These statements include, but are not limited to, statements about our strategies, plans, alternatives, objectives, expectations, intentions, expenditures, assumptions and other statements contained in this report that are not historical facts.  When used in this document, words such as “evaluate,” “anticipate,” “believe,” “estimate,” “expect,” “intent,” “plan” and “project” and similar expressions, as they relate to the Company are intended to identify forward-looking statements.  These statements reflect current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause the actual results, performance or plans to be materially different from any future results, performance or plans that may be expressed or implied by such forward-looking statements.  These factors include, among other things:

•	The continued availability of cash to fund the purchase of shares;
•	The willingness of a significant number of shareholders of Family Benefit Life to sell their shares at a price Trinity Life believes to be reasonable;
•	The risk factors set forth in First Trinity’s prospectus dated April 7, 2011 as supplemented;
•	The deterioration of the U.S. economy and the life insurance industry in particular; and
•	Changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.2	Trinity Life Insurance Company Purchase Proposal of Family Benefit Life Insurance Company.

99.15	Press Release of August 20, 2011 relating to joint announcement by Trinity Life Insurance Company and Family Benefit Life Insurance Company of the Signing of a Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: October 24, 2011	By:	/s/ Gregg E. Zahn
Gregg E. Zahn
President and Chief Executive Officer

3